UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1637659
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☑

Securities Act registration statement file number to which this form relates: Commission File No. 333-182388

Securities to be registered pursuant to Section 12(g) of the Act: Class B common stock, par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class B common stock, par value $0.01 per share, of Hyster-Yale Materials Handling, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock of Hyster-Yale after the Spin-Off” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2012 (Registration No. 333-182388), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are incorporated by reference herein.

3.1	Form of Amended and Restated Certificate of Incorporation of Hyster-Yale Materials Handling, Inc. is incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.

3.2	Form of Amended and Restated Bylaws of Hyster-Yale Materials Handling, Inc. is incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.

4.1	Specimen of Hyster-Yale Materials Handling, Inc. Class B Common Stock certificate is incorporated herein by reference to Exhibit 4.2 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on June 28, 2012, Commission File Number 333-182388.

10.1	Form of Stockholders Agreement among the signatories thereto, the Registrant and PNC Bank, N.A., as depository is incorporated herein by reference to Exhibit 10.3 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYSTER-YALE MATERIALS HANDLING, INC.

By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary

Dated: September 12, 2012

EXHIBIT INDEX

The following exhibits are incorporated by reference herein.

3.1	Form of Amended and Restated Certificate of Incorporation of Hyster-Yale Materials Handling, Inc. is incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.

3.2	Form of Amended and Restated Bylaws of Hyster-Yale Materials Handling, Inc. is incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.

4.1	Specimen of Hyster-Yale Materials Handling, Inc. Class B Common Stock certificate is incorporated herein by reference to Exhibit 4.2 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on June 28, 2012, Commission File Number 333-182388.

10.1	Form of Stockholders Agreement among the signatories thereto, the Registrant and PNC Bank, N.A., as depository is incorporated herein by reference to Exhibit 10.3 to Amendment No. 3 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, filed by Hyster-Yale Materials Handling, Inc. on September 13, 2012, Commission File Number 333-182388.